Calculation of Filing Fee Tables
S-3
Seres Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 65,364,537.48	0.0001381	$ 9,026.84
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-273794	08/15/2023
Carry Forward Securities		Equity	Preferred Stock, $0.001 par value per share	415(a)(6)						S-3	333-273794	08/15/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-273794	08/15/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-273794	08/15/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-273794	08/15/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 234,635,462.52			S-3	333-273794	08/15/2023	$ 25,856.83
			Total Offering Amounts:				$ 300,000,000.00		$ 9,026.84
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,026.84
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of securities is being registered as may be issued from time to time upon conversion of or exchange for any preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to any anti-dilution adjustments with respect to any such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable as a result of stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock under any stockholder rights plan then in effect, if applicable under the terms of any such plan. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and are not specified as to each class of security. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $300,000,000.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $300,000,000 pursuant to a registration statement on Form S-3 (File No. 333-273794) initially filed with the Securities and Exchange Commission on August 8, 2023 (the "Expiring Registration Statement") and, in connection therewith, paid a filing fee of $18,405.24 and carried forward securities having an aggregate offering price of $132,983,352.19. Of such securities, an aggregate of $234,635,462.52 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $25,856.83 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Expiring Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Expiring Registration Statement shall be deemed terminated as of the effective date of this registration statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $65,364,537.48, which aggregate offering price is not specified as to each class of securities. A filing fee of $9,026.84 with respect to the New Securities is being paid in connection with the filing of this registration statement. See Offering Note 1(d)

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date